UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

BMP SUNSTONE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	001-32980	20-0434726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 940-1675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 24, 2011, at a special meeting of the stockholders of BMP Sunstone Corporation, a Delaware corporation (the “Company”), such stockholders voted to adopt the Agreement and Plan of Merger, dated as of October 28, 2010, as amended by the First Amendment to Merger Agreement, dated as of November 22, 2010 (the “Merger Agreement”), among the Company, sanofi-aventis, a French société anonyme (“Parent”), and Star 2010, Inc., Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). On February 24, 2011, the Company filed a Certificate of Merger with the Secretary of State of the State of Delaware, pursuant to which Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. Under the terms of the Merger Agreement, each share of the Company’s common stock, par value $0.001 per share (“Common Stock”), that was issued and outstanding at the effective time of the Merger was cancelled and converted into the right to receive $10.00 per share in cash (the “Merger Consideration”). Also pursuant to the Merger Agreement, outstanding stock options and warrants were cancelled and each holder of options and warrants will be paid an amount equal to the number of shares underlying each option and warrant multiplied by the difference between the Merger Consideration and the exercise price of the option and warrant.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on November 2, 2010.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 24, 2011, in connection with the consummation of the Merger, the Company informed The NASDAQ Global Market (“NASDAQ”) of the Merger and requested that trading in the Common Stock be suspended prior to market open the next business day and that the Common Stock be withdrawn from listing on NASDAQ as of the close of market on February 24, 2011. NASDAQ will file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby commencing the process of delisting and deregistering the Company’s Common Stock. The Company expects the Common Stock to be delisted as of the close of trading on February 24, 2011. The Company intends to file a Form 15 to suspend its reporting obligations under Section 13(a) and 15(d) of the Exchange Act as soon as practicable.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information provided in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The total consideration paid by Parent for the outstanding securities was $526,113,898. The source of funds for the cash consideration was primarily cash on hand. Upon the effective time of the Merger, the Merger constituted a change of control of the Company, resulting in the Company becoming a wholly-owned subsidiary of Parent. There are no known arrangements which may at a subsequent date result in a change of control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Pursuant to the Merger Agreement, at the effective time of the Merger, Gregory Irace and Paul Chew, the directors of Merger Sub immediately prior to the effective time of the Merger, became the directors of the surviving corporation in the Merger, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Also pursuant to the Merger Agreement, at the effective time of the Merger, each of the current officers of the Company ceased to be officers, and the following individuals were appointed to the positions set forth opposite their names below:

Gregory Irace	Chief Executive Officer and President (Principal Executive Officer)
Philippe Grillet	Chief Financial Officer (Principal Financial and Accounting Officer)
John Spinnato	Vice President and Secretary
Richard Thomson	Treasurer

Gregory Irace holds a B.S. in accounting from Albany State University (New York). From October 1994 to January 2007, he was Chief Financial Officer of Parent’s Pharmaceutical Operations in the United States, most recently serving as Senior Vice President, Finance and Administration and Chief Financial Officer of sanofi-aventis U.S. He was appointed to his present position as President and Chief Executive Officer of sanofi-aventis U.S. in February 2007, and is a member of Parent’s Management Committee. In addition, he serves as a board member and/or officer of a number of Parent’s subsidiaries.

Philippe Grillet graduated in management and economics from EM Lyon. He was appointed Head of Finance and Administration for Global Operations of Parent in Europe in 2003 and also assumed responsibility for Regional Business Development and Prices in 2007. He was Vice President, Finance and Administration, Europe Region from 2007 until his appointment as Vice President, Finance and Chief Financial Officer, United States and Canada Region, on August 1, 2010. In addition, he serves as a board member and/or officer of a number of Parent’s subsidiaries. Mr. Grillet is a citizen of France.

John Spinnato holds Bachelor of Arts and Juris Doctorate degrees from the University of Dayton and an LLM from the Georgetown University Law Center. From December 2005 to August 2007, he was Vice President and General Counsel of Pharmaceutical Operations at sanofi-aventis U.S. He has served as Vice President and General Counsel and Secretary of sanofi-aventis U.S. since August 2007. In addition, he serves as a board member and/or officer of a number of Parent’s subsidiaries.

Richard Thomson holds bachelor’s degrees in finance and insurance and risk management from Temple University (Philadelphia, Pennsylvania). He has been Vice President and Treasurer of sanofi-aventis U.S. since January 2005 and a director of Aventis Inc. since January 2005. In addition to his positions at sanofi-aventis U.S. and Aventis Inc., he serves as a director or as treasurer of a number of Parent’s subsidiaries.

Item 5.07. Submission of Matters to a Vote of Security Holders

On February 24, 2011, the Company held a special meeting of stockholders to consider and vote on the proposal to approve the Merger Agreement. The following is a summary of the voting results for the proposal to approve the Merger Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,499,588	3,600	638	0

Abstentions were treated as shares that were present and entitled to vote at the special meeting for purposes of determining whether a quorum exists. Since the adoption of the Merger Agreement requires the affirmative vote of the majority of the shares of the Company’s Common Stock outstanding on the record date, abstentions and broker non-votes had the same effect as votes against the approval of the Merger Agreement. The votes in favor of the approval of the Merger Agreement represented 66.75% of the outstanding shares of the Company’s Common Stock as of the record date and 99.98% of the shares of Common Stock voted at the special meeting.

Item 8.01. Other Events

On February 24, 2011, the Company and Parent issued a press release announcing the matters described above. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION

Date:	February 24, 2011	By:	/s/ Philippe Grillet
		Name:	Philippe Grillet
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 24, 2011.